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                                                                    Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Member
Highmark Healthcare, LLC:

We hereby consent to the incorporation in this Registration Statement of Medical Properties Trust, Inc. on Form S-11, of our report dated October 18, 2004, relating to the consolidated balance sheet of Highmark Healthcare, LLC as of June 30, 2004.




/s/ Parente Randolph, LLC


Parente Randolph, LLC
Harrisburg, Pennsylvania
January 6, 2005